June 6, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Re:  Authorization to Sign Rule 16 Forms

  I am the Chairman and Chief Executive Officer of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President, Chief Corporate, Securities & Finance Counsel), Elizabeth Nemeth (GE's Corporate and Securities Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser (GE's Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.



Very truly yours,

S/Jeffrey R. Immelt
Jeffrey R. Immelt



STATE OF CONNECTICUT)
				) ss
COUNTY OF FAIRFIELD)



Subscribed and sworn to before me on this the 9th of June, 2008.



S/Jeremy J. Gilbert
Name: Jeremy J. Gilbert
Notary Public
My commission expires October 31, 2010